Exhibit 99.1

EVINE Live Reports First Quarter Results

MINNEAPOLIS, MN – May 20, 2015 – EVINE Live Inc. (NASDAQ: EVLV), a digital commerce company (evine.com), today announced results for its fiscal 2015 first quarter (Q1’15) ended May 2, 2015.

FY 2015 First Quarter Highlights

•	Net sales of $158 million, a 1% decrease year over year.
•	Fashion was fastest growing segment, sales up 18%. Jewelry posted sales growth of 8%, followed by Beauty with 7% sales growth. Watches declined 15% on less primetime air time allocation.
•	Total active customers on a trailing 12 month basis were 1.4 million, a 2% increase.
•	Net shipped units of 2.2 million, a 17% increase.
•	Average purchase frequency rose to 4.1 units per customer, a 15% increase.
•	Mobile remains fastest growing platform with sales of $28 million, a 26% increase.

Mark Bozek, EVINE Live CEO, said, “While we hoped to deliver top line growth of at least 3%, several factors including a lower than ideal average selling price in Watches, discounting excess textiles inventory on-air and lower shipping revenues worked against us. These factors also contributed to the decrease in our adjusted EBITDA to $2 million. On the other hand, we’ve launched over a dozen proprietary brands since the beginning of the year, and our new brands are being well received and are driving higher sales per minute than our legacy product. In addition, our Fashion Day at the end of April was an extraordinary success, and contributed to year over year segment growth of 18% in the quarter. With time, we expect new, higher margin brands to grow to represent an increasing share of the total, which should lift the top and bottom lines overall. We have a lot of exciting growth initiatives underway and I look forward to sharing more detail about them at our Investor Day on May 28.

This was another productive quarter for our team. After an extensive recruiting process, we completed our executive transition plan during the first quarter when we hired our new Chief Financial Officer, Tim Peterman, and our new Chief Merchandising Officer, Penny Burnett. Tim and Penny are great additions to our team and I couldn’t be more excited to be working with them. Furthermore, just last week we celebrated the official opening of our expanded distribution facility and call center in Bowling Green, Kentucky. There is still work to do, but when complete it will allow us to deliver faster shipping times and improved customer service.”

Bozek continued, “It has been just under a year since I took over as CEO of a company that needed a cohesive strategic vision. Our success hinges on our commitment to be nimble and continuously test new product launches, merchandising mix and programming platforms. While new initiatives take time, the progress we are making is clearly reflected in several encouraging first quarter records - including total customers, average purchase frequency and units shipped. While the balance of 2015 will continue to be a transition period, the heavy lifting has been done and the benefit of changes we have made should be visible in our bottom line by year end.”

Tim Peterman, newly appointed CFO of EVINE Live, said, “I’m a long time student and fan of the home shopping industry, and actually worked with Mark at IAC. It is great to see that the EVINE Live platform is catching up with the times and being positioned as a relevant competitor in the digital commerce space. Our peers are posting robust margins and we expect that we should be able to as well. Achieving sustainable, positive earnings per share growth is one of my primary goals. And while posting margin improvement is particularly challenging for smaller retail companies given the recent shipping pressures of higher costs and lower margins, we are committed to working more efficiently as an organization to deliver our overall profitability goals.”

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Peterman continued, “We have a solid liquidity position that includes $18 million of cash, including restricted cash, and $30 million of availability on our revolving credit facility as of the end of the first quarter. We are focused on improving our existing distribution footprint with thoughtful changes, including a possible second channel similar to our peers. Furthermore, by year end, we expect to improve our inventory lifecycle by establishing an outlet center close to our Bowling Green distribution center, which will provide an avenue to move merchandise that no longer meets our minimum performance levels for on-air allocation and avoids the situation we experienced this quarter in discounting excess textiles. As a reminder, given our $298 million Federal NOL position, our ability to generate free cash flow will accelerate once we deliver taxable income.”

2015 Outlook

The Company expects the cumulative effect of the strategic changes being made to be impactful by the fourth quarter, 2015. In the meantime, for the next two quarters sales are anticipated to be relatively flat with prior year results, followed by sales growth in the fourth quarter. The Company expects to turn the corner on generating positive net income on a sustainable quarterly basis in the fourth quarter.

A conference call to discuss the Company's fiscal first quarter earnings will be held at 11:00 a.m. Eastern Time on Wednesday, May 20, 2015.

Conference Call / Webcast Today, Wednesday, May 20, 2015 at 11 a.m. EST:

WEBCAST LINK:	http://edge.media-server.com/m/p/56b4bkyz

TELEPHONE:	(877) 280-4955

PASSCODE:	4451-7673

Please visit www.evine.com/ir for more investor information and to review an updated investor deck.

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SUMMARY RESULTS AND KEY OPERATING METRICS

($ Millions, except average price points and EPS)

	Q1 ’15	Q1 ’14
	5/2/2015	5/3/2014	Change
Net Sales	$158.5	$159.7	-1%
Gross Profit	$57.3	$60.0	-5%
Gross Profit %	36.2%	37.6%	-140	bps
Adjusted EBITDA	$1.6	$5.5	$(3.9)

Adjusted Net Income/(Loss)	$(2.1)	$1.5	$(3.6)
Less:
Activist Shareholder Response Costs	$0.0	$(1.0)	$1.0
Executive & Management Transition Costs	$(2.6)	$0.0	$(2.6)
Net Income/(Loss)	$(4.7)	$0.5	$(5.2)

Net Income/(Loss) per Share	$(0.08)	$0.01	$(0.09)

Adjusted Net Income/(Loss) per Share	$(0.04)	$0.03	$(0.07)

Homes (Average 000s)	88,303	87,034	1%
Net Shipped Units (000s)	2,230	1,913	17%
Average Selling Price	$65	$76	-14%
Return Rate %	20.3%	22.2%	-190	bps
Online Net Sales %	45.2%	44.7%	+50	bps
Total Customers - 12 Month Rolling	1,437,048	1,402,185	2%

% of Net Sale by Category	Q1’15	Q1’14
Jewelry & Watches	45%	47%
Beauty, Health & Fitness	13%	13%
Fashion & Accessories	16%	13%
Home & Consumer Electronics	26%	27%
	100%	100%

About EVINE Live Inc.

EVINE Live Inc. (NASDAQ: EVLV) is a digital commerce company that offers customers multiple ways to shop and interact via TV, online and on mobile devices in the merchandise categories of Home, Beauty, Health & Fitness, Fashion & Accessories, Jewelry & Watches and Consumer Electronics. EVINE Live has access to 88 million cable and satellite television homes and also is available nationwide via live streaming at www.evine.com.

Please visit www.evine.com/ir for more investor information.

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Contacts

Media:
Dawn Zaremba
EVINE Live Inc.
press@evine.com
(952) 943-6043

Investors:
Beth McCartan
EVINE Live Inc.
bmccartan@evine.com
(952) 943-6517

(Tables follow)

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EVINE Live Inc.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	May 2,	January 31,
	2015	2015
	(Unaudited)
ASSETS
Current assets:
Cash	$16,055	$19,828
Restricted cash and investments	2,100	2,100
Accounts receivable, net	94,169	112,275
Inventories	67,517	61,456
Prepaid expenses and other	5,908	5,284
Total current assets	185,749	200,943
Property and equipment, net	47,764	42,759
FCC broadcasting license	12,000	12,000
Other assets	2,069	1,989
	$247,582	$257,691

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71,813	$81,457
Accrued liabilities	31,267	36,683
Current portion of long term credit facility	1,964	1,736
Deferred revenue	85	85
Total current liabilities	105,129	119,961

Capital lease liability	23	36
Deferred revenue	228	249
Deferred tax liability	2,143	1,946
Long term credit facility	57,245	50,971
Total liabilities	164,768	173,163

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 57,045,062 and 56,448,663 shares issued and outstanding	570	564
Additional paid-in capital	421,854	418,846
Accumulated deficit	(339,610)	(334,882)
Total shareholders' equity	82,814	84,528
	$247,582	$257,691

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EVINE Live Inc.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended
	May 2,	May 3,
	2015	2014
Net sales	$158,451	$159,701
Cost of sales	101,146	99,695
Gross profit	57,305	60,006
Margin %	36.2%	37.6%

Operating expense:
Distribution and selling	50,799	49,729
General and administrative	5,712	5,912
Depreciation and amortization	2,131	2,268
Activist shareholder response costs	-	1,045
Executive and management transition costs	2,590	-
Total operating expense	61,232	58,954
Operating income (loss)	(3,927)	1,052

Other expense:
Interest income	2	-
Interest expense	(598)	(391)
Total other expense	(596)	(391)
Income (loss) before income taxes	(4,523)	661
Income tax provision	(205)	(201)

Net income (loss)	$(4,728)	$460

Net income (loss) per common share	$(0.08)	$0.01

Net income (loss) per common share assuming dilution	$(0.08)	$0.01

Weighted average number of common shares outstanding:
Basic	56,640,767	49,844,253
Diluted	56,640,767	56,340,970

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EVINE Live Inc.

AND SUBSIDIARIES

Reconciliation of Adjusted EBITDA to Net Income (Loss):

	For the Three Month Periods Ended
	May 2,	May 3,
	2015	2014

Adjusted EBITDA (000's)	$1,579	$5,513
Less:
Activist shareholder response costs	-	(1,045)
Executive and management transition costs	(2,590)	-
Non-cash share-based compensation	(609)	(1,044)
EBITDA (as defined)	(1,620)	3,424

A reconciliation of EBITDA to net income (loss) is as follows:

EBITDA (as defined)	(1,620)	3,424
Adjustments:
Depreciation and amortization	(2,307)	(2,372)
Interest income	2	-
Interest expense	(598)	(391)
Income taxes	(205)	(201)
Net income (loss)	$(4,728)	$460

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted Earnings/Share

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding debt extinguishment; non-operating gains (losses); non-cash impairment charges and write-downs; activist shareholder response costs; executive and management transition costs and non-cash share-based compensation expense. The Company defines Adjusted Net Income/(Loss) as net income/(loss) excluding non-cash impairment charges and write-downs; debt extinguishment; executive and management transition costs and activist shareholder response costs. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Sales. The Company has included the term “Adjusted EBITDA” in our EBITDA reconciliation in order to adequately assess the operating performance of our television and Internet businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that the terms Adjusted EBITDA and Adjusted Net Income/(Loss) allow investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA and Adjusted Net Income/(Loss) should not be construed as alternatives to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles and should not be construed as measures of liquidity. Adjusted EBITDA and Adjusted Net Income/(Loss) may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of each of Adjusted EBITDA and Adjusted Net Income/(Loss) to net income (loss), their most directly comparable GAAP financial measure, in this release.

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Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships and develop key partnerships and proprietary brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name and corporate name; customer acceptance of our new branding strategy and our repositioning as a digital commerce company; the market demand for television station sales; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; our ability to obtain and retain key executives and employees; and the risks identified under “Risk Factors” in our recently filed Form 10-K. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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